UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 23, 2014

DILIGENT BOARD MEMBER SERVICES, INC.

(Exact name of registrant as specified in Charter)

Delaware	000-53205	26-1189601
(State or other jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

1385 Broadway, 19th Floor

New York, NY 10018

(Address of principal executive offices)

(212) 741-8181

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

The purpose of the disclosure in this Item 8.01 is to provide a description of the capital stock of Diligent Board Member Services, Inc. (the “Company”).  This description is being provided for purposes of U.S. Securities and Exchange Commission (the “SEC”) forms that require the incorporation by reference of a description of securities contained in a registration statement filed under the Securities Exchange Act of 1934, as amended.

Description of Capital Stock

The Company is authorized to issue 250,000,000 shares of common stock, par value $0.001 per share and 50,000,000 shares of preferred stock, par value $0.001 per share.  As of June 30, 2014, there were 86,556,610 shares of the Company’s common stock issued and outstanding, and 30,000,000 shares of the Company’s preferred stock, designated as Series A Preferred Stock, issued and outstanding.  All of the Company’s outstanding shares of capital stock are fully paid and nonassessable.

The following description of the Company’s capital stock is intended as a summary.  For a full description of terms relating to the Company’s capital stock, investors should refer to (i) the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which is filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 20, 2012, (ii) the Company’s Amended and Restated Bylaws (the “Bylaws”), which are filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 filed with the SEC on May 15, 2012 and (iii) the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Common Stock

The holders of the Company’s common stock are entitled to one vote per share. The Certificate of Incorporation does not provide for cumulative voting. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. Upon liquidation, dissolution or winding-up of the Company, the holders of common stock are entitled to share ratably in all assets of the Company which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock.  The Certificate of Incorporation does not provide for preemptive, redemption or conversion rights or sinking fund provisions with respect to the Company’s common stock.  The rights, preferences and privileges of holders of the Company’s common stock are subject to, and may be adversely affected by, the rights of the holders of shares of the Company’s Series A Preferred Stock and any series of preferred stock that the board may designate and issue in the future.

Except as described under “Antitakeover Effects of Certain Provisions of the Company’s Certificate of Incorporation and Bylaws and Delaware Law” below, a majority vote of the holders of common stock and Series A Preferred Stock, voting as one class, is generally required to take action under the Certificate of Incorporation and Bylaws. The Series A Preferred Stock is not entitled to vote with respect to the general election of directors. Such election requires a plurality vote of the holders of common stock.

Under the Listing Rules of the New Zealand Stock Exchange, the voting rights of certain holders of the Company’s common stock are limited in certain circumstances:

•                  persons holding 10% or more of a class of the Company’s equity securities are required to vote separately to persons holding less than 10% of a class of the Company’s equity securities, when approving the issue of a new class of the Company’s securities carrying different rights to vote (at a meeting of the Company’s stockholders) to an existing class of the Company’s securities; and

•                  persons with a relevant interest in 10% or more of the Company’s voting equity securities are, amongst other persons, a related party of the Company (including for six months after ceasing to have a relevant interest in 10% or more of a class of the Company’s voting equity securities).  Consequently, the Company is prohibited, without approval by way of ordinary resolution of stockholders, from entering into a material transaction if the related party is a direct or indirect party (or beneficiary as the case may be) to the material transaction or to at least one of a related series of transactions of which the material transaction forms part.  The related party is prohibited from voting on the approval of the material transaction. Material transactions of the Company include (i) an asset acquisition, disposal or lease (as lessor or lessee) or an issue or acquisition of the Company’s own securities worth more than 10% of the average market capitalization of the Company, (ii) borrowing, lending, paying or receiving money or incurring an obligation worth more than 10% of the average market capitalization of the Company, (iii) any guarantee, indemnity, underwriting or similar obligation, or giving of a security, for obligations which could expose the Company to liability in excess of 10% of the average market capitalization of the Company, (iv) any contract for services the actual gross cost of which in any financial year is likely to exceed 1.0% of the Company’s average market capitalization and (v) amalgamations other than those with or between the Company’s wholly owned subsidiaries. Certain arms length transactions and those under specified monetary thresholds are excluded from the definition of material transaction.

Further, the Listing Rules of the New Zealand Stock Exchange prohibit:

•                  the Company carrying out any issue, acquisition or redemption that will result in any person or group of associated persons (as defined under the Listing Rules) who hold 1% of the total voting rights attaching to the securities of the Company, materially increasing their ability to effectively control the Company, unless the issue, acquisition or redemption is approved by way of ordinary resolution of stockholders. The party increasing their control is prohibited from voting on its approval; and

•                  the Company’s entry into any transaction that has the effect of changing the essential nature of the business of the Company or in respect of which the gross value is in excess of 50% of the Company’s average market capitalization unless approved by an ordinary resolution of stockholders (“Listing Rules Major Transaction Rule”).  This prohibition does not apply to takeover over offers made by the Company under the New Zealand Takeovers Code, the takeovers provisions of the Listing Rules or a takeover law regime of jurisdiction other than New Zealand which NZX Limited approves and does not include a transaction with a bank on arms length terms and in the ordinary course of its banking business.

The Company is required under the terms of a waiver granted by NZX Limited, to comply with and include in its Bylaws the “major transaction” provisions of the Companies Act 1993 (NZ). In summary, these provisions require the approval of any “major transaction” by way of a special resolution, being a resolution of a majority of 75% of the votes of those common stock holders entitled to vote and voting on the resolution.

A major transaction means:

•                  the acquisition of, or an agreement to acquire, whether contingent or not, assets the value of which is more than half the value of the Company’s assets before the acquisition; or

•                  the disposition of, or an agreement to dispose of, whether contingent or not, assets of the Company the value of which is more than half the value of the Company’s assets before the disposition; or

•                  a transaction that has or is likely to have the effect of the Company acquiring rights or interests or incurring obligations or liabilities, including contingent liabilities, the value of which is more than half the value of the Company’s assets before the transaction.

In the event that both the Listing Rules Major Transaction Rule and the major transaction provisions of the Companies Act 1993 (NZ) apply, the approval required from stockholders under the Listing Rules Major Transaction Rule must be by way of a special resolution instead of an ordinary resolution.

The takeovers provisions of the Listing Rules which restrict transfers of the Company’s securities by certain persons are described in more detail under “Antitakeover Effects of Certain Provisions of the Company’s Certificate of Incorporation and Bylaws and Delaware Law” below.

Preferred Stock

The Company’s board of directors has authority to issue the preferred stock in one or more series and to fix, by resolution, full, limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences.  Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights or both and could have voting and other rights of stockholders. The issuance of preferred stock with voting or conversion rights may adversely affect the voting rights of the holders of common stock.

Series A Preferred Stock

Dividend Rights.  The Series A Preferred Stock carries a fixed, cumulative, dividend of 11% per annum, adjusted for stock splits, stock dividends, recapitalizations and other factors.  The dividend, which is due on the first business day of each calendar year for the prior year, may, at the discretion of the Company, be paid either in cash or in kind by the issuance of additional Series A Preferred Shares (such additional shares, the “PIK Shares”), determined at the same price per share as the Series A Original Issue Price.  “Series A Original Issue Price” is defined as $0.10 per share, subject to adjustment.  The 11% annual dividend on the Series A Preferred shares will have preference over the declaration or payment of any dividends on the Company’s common stock.  In addition to the 11% preferred dividend, the holders of the Series A Preferred shares are also entitled to participate pro rata in any dividend paid on the Company’s common stock.

Conversion Rights.  The Series A Preferred shares are convertible at any time at the option of the holders into a number of shares of the Company’s common stock determined by dividing the Series A Original Issue Price by the conversion price in effect at the time (the “Series A Conversion Price”).  The Series A Conversion Price shall initially be $0.10, and such conversion price, and the rate at which shares of Series A Preferred Stock may be converted into shares of common stock, is subject to adjustment as described below.  In addition, the Series A Preferred shares will automatically be converted into common stock at the then effective conversion rate (i) upon the closing of the sale of shares of common stock to the public in the United States in an underwritten share offering by the Company pursuant to an effective registration statement resulting in at least $40 million of gross proceeds to the Company and the listing of the Company’s common stock (an “IPO”) or (ii) at such time or upon such event specified by vote or written consent of the holders of at least 60 percent of the then outstanding shares of Series A Preferred Stock so long as the holders of Series A Preferred Stock have the right to participate in the transaction that directly provided the impetus for the conversion described in this clause (ii).

Redemption Rights.  The holders of Series A Preferred Stock have the option to require their respective shares of Series A Preferred Stock (including any PIK Shares) be redeemed by the Company in cash, at a price equal to the Series A Original Issue Price per share, plus accrued and unpaid dividends, in four quarterly installments commencing sixty days after the Company’s receipt of a redemption request after March 11, 2014.  If at any time on or after March 11, 2014, a holder of any PIK Shares seeks to exercise its optional conversion right, or there is a mandatory conversion as described in clause (ii) of the immediately preceding paragraph, the Company may redeem certain of such holder’s PIK Shares at a price equal to the Series A Original Issue Price per share, plus accrued and unpaid dividends.

Anti-Dilution Provisions.  In the event of a future offering of the Company’s common stock at a price per share that is less than the Series A Conversion Price immediately before such offering, the Series A Conversion Price shall be adjusted according to a weighted average formula, subject to certain exempt issuances.

Liquidation Preference.  In the event of any voluntary or involuntary liquidation of the Company, the holders of Series A Preferred shares are entitled, before any payment to holders of common stock or any class or series of capital stock ranking on liquidation junior to the Series A Preferred Stock, to an amount per share equal to 1.5 times the Series A Original Issue Price, plus any accrued but unpaid dividends.

Rights to Future Stock Issuances.  Prior to the occurrence of an IPO, if the Company sells equity securities or securities convertible, exercisable or exchangeable into equity securities (other than securities issued in an IPO and certain exempt securities), a holder of Series A Preferred Stock shall have the right to purchase such new securities or if elected by the Company a pro rata percentage of such new securities based on such holder’s ownership position before giving effect to the issuance of such new securities.

Voting Rights.  On any matter presented to stockholders of the Company for their action or consideration, other than the general election of directors, each holder of Series A Preferred Stock is entitled to cast the number of votes equal to the number of whole shares into which the shares of Series A Preferred Stock held by such holder are convertible.  Except as provided by law or the Certificate of Incorporation, holders of Series A Preferred Stock vote together with holders of common stock and the holders of any other class of preferred stock which so provide, as a single class.

Other Provisions.  For as long as not less than 15 million Series A Preferred shares are outstanding, (i) the holders of the Series A Preferred Stock, voting as a separate class, shall be entitled to elect one director of the Company, and (ii) the Company may not take action relating to certain major transactions without obtaining the consent of not less than 60% (or in certain instances 81%) of the shares of Series A Preferred Stock and in certain instances without obtaining the approval of the director elected by the holders of the Series A Preferred Stock.

Registration Rights

                                                The following is a description of terms of registration rights by which certain holders of our capital stock can register shares of the Company’s common stock and is intended as a summary only.  For a full description of the registration rights, investors should refer to (i) the registration rights provisions contained in the Replacement Grant Agreement, as amended, between the Company and Alessandro Sodi, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 24, 2013 and (ii) the registration rights provisions contained in the Investor Rights Agreement, by and among the Company and the investors named therein, which is filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2009.

Sodi Registration Rights

The Company has granted registration rights to Alessandro Sodi, its Chief Executive Officer, pursuant to the Replacement Grant Agreement, as amended, between the Company and Mr. Sodi (the “Sodi Agreement”).  Such registration rights cover shares of the Company’s common stock deliverable pursuant to the Level 1 Performance Share Award and Level 2 Performance Shares Award (as such terms are defined in the Sodi Agreement) (such shares of common stock, collectively, the “Performance Award Common Shares”).

Under the Sodi Agreement, at any time after the delivery of the Performance Award Common Shares, any holder may make a written request that the Company register under the Securities Act of 1933, as amended (the “Securities Act”) the Performance Award Common Shares, so long as the request covers shares with an anticipated aggregate offering price, net of selling expenses, of at least $1,000,000.  The Company is obligated to use reasonable best efforts to cause the registration statement to be declared effective under the Securities Act as promptly as possible after the filing of such registration statement, but in any event within 180 days after the date of the request, covering all Performance Award Common Shares requested to be included, and keep such registration statement effective until (i) one year from the date declared effective; (ii) the date when all of the registrable securities covered by the registration statement are sold; or (iii) the date on which the registrable securities may be sold without any restriction pursuant to Rule 144 of the Securities Act.

Under the Sodi Agreement, in the event that the Company proposes to register any shares of its common stock under the Securities Act in connection with the public offering of such shares solely for cash (other than in respect of certain excluded registrations), holders would be entitled to certain “piggy-back” registration rights allowing him to include his shares in such registration.

The Company has agreed to pay all fee and expenses incident to the Company’s performance under the Sodi Agreement other than underwriting discounts, selling commissions, stock transfer taxes and expenses of counsel for any holder of registrable securities.

The Sodi Agreement contains customary cross-indemnification provisions, under which the Company is obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement or any violations of federal and state securities laws, and such holders are obligated to indemnify the Company for material misstatements or omissions or violations of federal and state securities laws attributable to them.

Series A Preferred Holders Registration Rights.

The Company has granted registration rights to holders of the Company’s Series A Preferred Stock pursuant to an Investors’ Rights Agreement (the “Investors’ Rights Agreement”) by and among the Company and the investors named therein (collectively, the “Investors”).  Pursuant to the Investors’ Rights Agreement, the Company has granted registration rights in respect of (i) the common stock issuable or issued upon conversion of the Series A Preferred Stock; (ii) any common stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors; and (iii) any common stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above (the “Registrable Securities”).

Under the Investors’ Rights Agreement, if at any time after March 9, 2014 or 180 days after the effective date of a registration statement in connection with the Company’s first underwritten public offering of its common stock under the Securities Act, resulting in not less than $40,000,000 of gross proceeds to the Company (an “IPO”), holders of at least 50% of the Registrable Securities then outstanding may make a written request that the Company register at least 40% of the Registrable Securities then outstanding on Form S-1.  The Company is obligated to cause such Form S-1 to be filed under the Securities Act as soon as practicable and in any event within 60 days after the date of the request, covering all Registrable Securities requested to be included, subject to certain limitations.  The Company is required to effect only two registrations pursuant to this provision of the Investors’ Rights Agreement.

If at any time the Company is eligible to use a Form S-3 registration statement, Holders of at least 25% of the Registrable Securities then outstanding may request that the Company file a Form S-3 registration statement with respect to Registrable Securities having an anticipated aggregate offering price, net of selling expenses, of at least $2,500,000.  The Company is obligated to cause such Form S-3 to be filed under the Securities Act as soon as practicable and in any event within 60 days after the date of the request, covering all Registrable Securities requested to be included, subject to certain limitations.  The Company is not required to effect a registration under this provision if it has consummated two registrations thereunder within the twelve-month period immediately preceding the request.

Under the Investors’ Rights Agreement, in the event that the Company proposes to register any of shares of its common stock under the Securities Act in connection with the public offering of such shares solely for cash (other than in respect of certain excluded registrations), Holders would be entitled to certain “piggy-back” registration rights allowing them to include their shares in such registration.

The Company has agreed to pay the registration expenses of the Holders pursuant to the Investors’ Rights Agreement (including the fees and expenses of one counsel to the selling holders), other than underwriters discounts and commissions and other expenses of counsel to the holders.

                                                The Investors’ Rights Agreement contains customary cross-indemnification provisions, under which the Company is obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement or any violation of federal or state securities laws, and such holders are obligated to indemnify the Company for material misstatements or omissions or any violation of federal or state securities laws attributable to them.

The registration rights granted under the Investors’ Rights Agreement will generally terminate upon the earlier of (i) a Deemed Liquidation Event, as defined in the Certificate of Incorporation (ii) provided there has been an IPO, at such time when all registrable securities could be sold without restriction under Rule 144 of the Securities Act (other than with respect to holders of more than 3% of the Company’s issued and outstanding securities (on an as converted to common stock basis), or (iii) the third anniversary of an IPO.

Anti-Takeover Effects of Certain Provisions of the Company’s Certificate of Incorporation, Bylaws and Delaware Law

Delaware Anti-takeover Law

Section 203 of the General Corporation Law of the State of Delaware

The Company is subject to Section 203 of the Delaware General Corporation Law (“Section 203”).  Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•                  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•                  the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•                  any merger or consolidation involving the corporation and the interested stockholder;

•                  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•                  subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder;

•                  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

•                  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or an affiliate of the corporation who was the owner of

15% of the outstanding voting stock at any point during the three years prior to the determination, and any entity or person affiliated with or controlling or controlled by such entity or person.

Certificate of Incorporation and Bylaws

The Certificate of Incorporation, Bylaws and DGCL contain provisions that could have the effect of rendering more difficult or discouraging an acquisition deemed undesirable by the Company’s board of directors.  These provisions include:

•                  providing for a classified board of directors, whereby at each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.  As a result, only one-third of the Company’s board of directors stands for election at each annual meeting;

•                  authorizing blank check preferred stock, which could be issued with voting, liquidation, dividend and other rights superior to the Company’s common stock;

•                  limiting the liability of, and providing indemnification to, the Company’s directors and officers;

•                  providing that only the chairman of the board or a majority of the board may call special meetings and that stockholders may not propose business to be conducted at such meetings;

•                  requiring advance notice of stockholder proposals for business to be conducted at annual meetings of the Company’s stockholders and for nominations of candidates for election to the Company’s board of directors;

•                  controlling the procedures for the conduct and scheduling of board and stockholder meetings;

•                  providing the board of directors with the express power to postpone previously scheduled annual meetings and to cancel previously scheduled special meetings;

•                  limiting the total number of directors on the Company’s board to seven and the filling of vacancies or newly created seats on the board to the board of directors then in office; and

•                  providing that directors may be removed by stockholders only for cause.

These provisions, alone or together, could delay hostile takeovers and changes in control or changes in management. In addition, the holders of the Series A Preferred Stock have the requisite power to significantly affect certain of the Company’s significant decisions, including the power to approve an acquisition of the Company.

As an entity listed on the New Zealand Stock Exchange (the “NZSX”), the takeover provisions of the listing rules apply to the Company, except for the compulsory acquisition provisions of listing rules 4.8 and 4.8.5.  These takeover provisions are reflected in the Bylaws. These provisions restrict transfers of quoted equity securities to directors and associated persons of directors and those who hold non-public material information about the Company (each, an “Insider”).  Transfers are restricted where they would result in an Insider controlling more than 20% or more of the votes attached to the relevant class of quoted equity securities or if 20% or more votes are controlled, an increase occurring in excess of 5% over the preceding 12 months and include any other transfer which is likely to be contemporaneous with, or subsequent to, the transfer noted above and comprises, with that transfer, part of a scheme or linked series of transactions.  A transfer itself is defined broadly and includes, with specific extensions, a sale of a security, and the grant of rights or interests, whether conditional or not, which are intended to create for the recipient benefits which are substantially equivalent to ownership of that security (or of an interest in that security).  In order for a restricted transfer to be effected, the notice and pause process described in the NZSX takeover provisions must be followed. Additionally, the Company may be required to prepare an appraisal report in connection with any potential takeover by an Insider.  This process may deter a change in control by an Insider and, therefore, limit the opportunity for stockholders to receive a premium for their shares of the Company’s common stock.

Any provision of the Certificate of Incorporation or Bylaws or the DGCL that has the effect of delaying or deterring a change in control could limit the opportunity for the Company’s stockholders to receive a premium for their shares of the Company’s common stock, and could also affect the price that some investors are willing to pay for the Company’s common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Link Market Services.  The transfer agent and registrar’s address is Link Market Services, Level 7 Zurich House, 21 Queen Street, Auckland, New Zealand.

Listing

Our common stock is listed on the NZSX under the symbol “DIL.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2014	DILIGENT BOARD MEMBER SERVICES, INC.

	By:	/s/ Alessandro Sodi
Alessandro Sodi Chief Executive Officer